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                                                                     EXHIBIT 1.2

                    SUBSCRIPTION AGREEMENT OF AMY Y.E. CHUANG

                             SUBSCRIPTION AGREEMENT

Tari Inc.
1102 Wolfe Ave.
Vancouver, BC
V6H 1V8


Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the
"PURCHASER") is purchasing 2,500,000 shares of common stock of Tari Inc. (the "COMPANY") a Nevada Corporation, at a price of $ 0.01 per share (the "SUBSCRIPTION PRICE").

Purchaser hereby confirms the Subscription for and purchase of the said number of Shares, hereby agrees to pay herewith the Subscription Price for such Shares.

CHECK PAYABLE TO:  Tari Inc.

Executed this ______day of ____ at
1102 WOLFE AVE (Street Address),
VANCOUVER (City) B C (State) ______ (Zip/Postal Code) V6H 1V8

S/S AMY Y.E. CHUANG
---------------------------
Signature of Purchaser

Printed name of Purchaser
AMY CHUANG

Number of Shares Purchased                        Total Subscription Price
2.5 MILLION                                       $25,000
-----------                                       -------
Form of Payment: Bank Draft                       Accepted May 2, 2001

                                                  Tari Inc.

                                                  /s/ AMY Y.E. CHUANG
                                                  -------------------
                                                  Title: PRESIDENT
                                                         ---------